Filed Pursuant to Rule 424(b)(3)
File No. 333-262771
NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
SUPPLEMENT NO. 4 DATED MAY 1, 2023
TO THE PROSPECTUS DATED JULY 22, 2022
This supplement no. 4 (“Supplement”) contains information that amends, supplements, or modifies certain information contained in the prospectus of Nuveen Churchill Private Capital Income Fund (the “Fund”), dated July 22, 2022 (as supplemented to date, the “Prospectus”). This Supplement is part of and should be read in conjunction with the Prospectus. Before investing in our Common Shares, you should read carefully the Prospectus and this Supplement and consider carefully our investment objective, risks, charges and expenses. You should also carefully consider the “Risk Factors” beginning on page 22 of the Prospectus before you decide to invest in our Common Shares. Unless otherwise defined herein, capitalized terms used in this Supplement will have the same meanings as in the Prospectus.
The purpose of this Supplement is to:

•disclose an amendment to our Second Amended and Restated Bylaws (the “Bylaws”) and our form of Subscription Agreement; and
•include revised risk factor disclosure in the Prospectus.

AMENDMENT TO THE BYLAWS

Third Amended and Restated Bylaws

On April 26, 2023, the Fund’s board of trustees (the “Board”) approved an amendment and restatement of the Bylaws (the “Third Amended and Restated Bylaws”), which became effective immediately. The Fund adopted the Third Amended and Restated Bylaws as a result of comments issued by state securities regulators in connection with their “blue sky” review of the Fund’s offering. The change reflected in the Third Amended and Restated Bylaws provides that if a sufficient number of votes to elect an independent trustee are not cast in a contested Election, the incumbent independent trustee, if any, will retain their position until the next meeting of shareholders duly called at which a quorum is present, and until such meeting will only be entitled to vote on actions taken by the trustees regarding the Board’s obligations under Section 15(c) of the Investment Company Act of 1940, as amended. No other changes to the Bylaws were made. Accordingly, each reference in the Prospectus to the “Bylaws” now refers to the Third Amended and Restated Bylaws, a copy of which was filed as Exhibit (b) to the Fund’s Post-Effective Amendment No. 4 to the Registration Statement on Form N-2 (File No. 333-262771) on May 1, 2023.

UPDATES TO FORM OF SUBSCRIPTION AGREEMENT

The Fund has updated its form of Subscription Agreement to add certain share class and distribution reinvestment plan disclosures (the “Amended Subscription Agreement”). These disclosures were added as a result of comments issued by state securities regulators in connection with their “blue sky” review of the Fund’s offering. The form of Subscription Agreement, included as Appendix A to the Prospectus, is hereby superseded and replaced by the Amended Subscription Agreement included as Appendix A hereto. In addition, each reference in the Prospectus to the “Subscription Agreement” now refers to the Amended Subscription Amendment, a copy of which was filed as Exhibit (d) to the Post-Effective Amendment No. 4 to the Registration Statement on Form N-2 (File No. 333-262771) on May 1, 2023.

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UPDATES TO RISK FACTOR DISCLOSURE IN THE PROSPECTUS

The following risk factor is hereby amended and restated as follows:

The amount of any distributions we may make is uncertain. Our distributions may exceed our earnings, particularly during the period before we have substantially invested the net proceeds from our public offering. Therefore, portions of the distributions that we make may represent a return of capital to you that will lower your tax basis in your shares and reduce the amount of funds we have for investment in targeted assets.

We may fund our cash distributions to shareholders from any sources of funds available to us, including borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets, dividends or other distributions paid to us on account of preferred and common equity investments in portfolio companies and fee and expense reimbursement waivers from the Adviser or the Administrator, if any. Any such distributions funded through expense reimbursements will not be based on our investment performance, and can only be sustained if we achieve positive investment performance in future periods and/or our Adviser and its affiliates continue to make such reimbursements or waivers of such fees. Further, if the Adviser elects to cover certain of our expenses pursuant to the Expense Support and Conditional Reimbursement Agreement, this could cause a smoothing effect on our distributions because we will be able to pay distributions at times when we may otherwise be unable to. Our ability to pay distributions might be adversely affected by, among other things, the impact of one or more of the risk factors described in this registration statement. In addition, the inability to satisfy the asset coverage requirement applicable to us as a BDC may limit our ability to pay distributions. All distributions are and will be paid at the discretion of our Board of Trustees and will depend on our earnings, our financial condition, maintenance of our RIC tax treatment, compliance with applicable BDC regulations and such other factors as our Board of Trustees may deem relevant from time to time. We cannot assure you that we will continue to pay distributions to our shareholders in the future. In the event that we encounter delays in locating suitable investment opportunities, we may pay all or a substantial portion of our distributions from borrowings or sources other than cash flow from operations in anticipation of future cash flow, which may constitute a return of your capital. A return of capital is a return of your investment, rather than a return of earnings or gains derived from our investment activities.

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APPENDIX A
FORM OF SUBSCRIPTION AGREEMENT
NOT FOR EXECUTION
Subscription Agreement for Shares of
Nuveen Churchill Private Capital Income Fund

1.	Your Investment
A.    Investment Information
Investment Amount $
B.    Investment Method
☐    By mail:   Please make checks payable to NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND / UMB Bank, N.A. - ESCROW ACCOUNT and attach to this agreement.*
☐    By wire:   Please wire funds according to the instructions below.
Name: NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND / UMB BANK, N.A. - ESCROW ACCOUNT
Bank Name: UMB Bank, N.A.
ABA: [ ]
DDA: [ ]
☐    Broker / Financial advisor will make payment on your behalf
*  Cash, cashier’s checks/official bank checks, temporary checks, foreign checks, money orders, third party checks, or travelers’ checks are not accepted.
C.    Share Class Selection
☐     Class S Share                                      ☐     Class D Share **                      ☐     Class I Share **
(Minimum investment is $2,500)         (Minimum investment is $2,500)         (Minimum investment is $1,000,000, unless waived)
** Available for certain fee-based wrap accounts and other eligible investors as disclosed in the prospectus, as amended and supplemented.

2.	Ownership Type (Select only one)

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A. Taxable Accounts
Brokerage Account Number
☐    Individual or Joint Tenant With Rights of Survivorship
☐    Transfer on Death (Optional Designation.
Not Available for Louisiana Residents. See Section 3C.)
☐    Tenants in Common
☐    Community Property
☐    Uniform Gift/Transfer to Minors
State of
Date of Birth
☐    Trust (Include Certification of Investment Powers Form or 1st and Last page of Trust Documents)
☐    C Corporation
☐    S Corporation
☐    Profit-Sharing Plan
☐    Non-Profit Organization
☐    Limited Liability Corporation
☐    Corporation / Partnership / Other (Corporate Resolution or Partnership Agreement Required)

B. Non-Taxable Accounts
Custodian Account Number
☐    IRA (Custodian Signature Required)
☐    Roth IRA (Custodian Signature Required)
☐    SEP IRA (Custodian Signature Required)
☐    Rollover IRA (Custodian Signature Required)
☐    Beneficial IRA
☐    Pension Plan (Include Certification of Investment Powers Form)
☐    Other

C. Custodian Information (To Be Completed By Custodian) Custodian Name Custodian Tax ID # Custodian Phone #
Custodian Stamp Here
D.     Entity Name – Retirement Plan / Trust / Corporation / Partnership / Other
Trustee(s) and/or authorized signatory(s) information MUST be provided in Sections 3A and 3B

Entity Name	Tax ID Number	Date of Formation	Exemptions
(See Form W-9 instructions at www.irs.gov)

Entity Address (Legal Address. Required)
Entity Type (Select one. Required)

☐ Retirement Plan ☐ Trust ☐ S-Corp	☐ C-Corp ☐ LLC ☐ Partnership	Exempt payee code (if any)
☐ Other	Jurisdiction (if Non-U.S.)
(Attach a completed applicable Form W-8)
Exemption from FATCA reporting code (if any):

3.	Investor Information
A. Investor Name (Investor / Trustee / Executor / Authorized Signatory Information)
Residential street address MUST be provided. See Section 4 if mailing address is different than residential street address
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First Name (MI)	Last Name		Gender

Social Security Number / Tax ID	Date of Birth (MM/DD/YYYY)	Daytime Phone Number

Residential Street Address	City	State	Zip Code

Email Address

If you are a non-U.S. citizen, please specify your country of citizenship (required):
☐ Resident Alien        ☐ Non-Resident Alien (Attach a completed Form W-8BEN, Rev. J)

Country of Citizenship
Please specify if you are a Churchill Asset Management LLC (“Churchill”), Nuveen, LLC (“Nuveen”), Teachers Insurance and Annuity Association of America (“TIAA”) employee/officer/director/affiliate (required):
☐ Employee of Churchill, Nuveen, or TIAA
☐ Officer or Director of Churchill, Nuveen, or TIAA
☐ Immediate Family Member of Officer or Director of Churchill, Nuveen, or TIAA
☐ Affiliate of Churchill, Nuveen, or TIAA
☐ Not Applicable
B. Co-Investor Name (Co-Investor / Co-Trustee / Co-Authorized Signatory Information, if applicable)

First Name (MI)	Last Name		Gender

Social Security Number / Tax ID	Date of Birth (MM/DD/YYYY)	Daytime Phone Number

Residential Street Address	City	State	Zip Code

Email Address

If you are a non-U.S. citizen, please specify your country of citizenship (required):
☐ Resident Alien        ☐ Non-Resident Alien (Attach a completed Form W-8BEN, Rev. J)

Country of Citizenship
Please specify if you are a Churchill, Nuveen or TIAA employee/officer/director/affiliate (required):
☐ Employee of Churchill, Nuveen, or TIAA
☐ Officer or Director of Churchill, Nuveen, or TIAA
☐ Immediate Family Member of Officer or Director of Churchill, Nuveen, or TIAA
☐ Affiliate of Churchill, Nuveen, or TIAA
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☐ Not Applicable
C.     Transfer on Death Beneficiary Information (Individual or Joint Account with rights of survivorship only. Not available for Louisiana residents. Beneficiary date of birth required. Whole percentages only; must equal 100%.)

First Name	(MI)	Last Name	SSN	Date of Birth	☐	Primary
				(MM/DD/YYYY)	☐	Secondary %
First Name	(MI)	Last Name	SSN	Date of Birth	☐	Primary
				(MM/DD/YYYY)	☐	Secondary %
First Name	(MI)	Last Name	SSN	Date of Birth	☐	Primary
				(MM/DD/YYYY)	☐	Secondary %
First Name	(MI)	Last Name	SSN	Date of Birth	☐	Primary
				(MM/DD/YYYY)	☐	Secondary %
Custodian/Guardian for a minor Beneficiary (required, cannot be same as Investor or Co-Investor):
D. ERISA Plan Asset Regulations
All investors are required to complete Appendix B attached hereto.

4.	Contact Information (If different than provided in Section 3A)

Mailing Address	City	State	Zip Code

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5.	Select How You Want to Receive Your Distributions (Please Read Entire Section and Select only one)
You are automatically enrolled in our Distribution Reinvestment Plan, unless you are a resident of ALABAMA, ARKANSAS, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, VERMONT OR WASHINGTON.

If you ARE NOT a resident of the states listed above, you ARE automatically enrolled in the Distribution Reinvestment Plan. Please initial here if you do not wish to be enrolled in the Distribution Reinvestment Plan and complete the Cash Distribution Information section below.

Initials

ONLY complete the following information if you do not wish to enroll in the Distribution Reinvestment Plan. For custodial held accounts, if you elect cash distributions the funds must be sent to the custodian.
A. ☐ Check mailed to street address in 3A (only available for non-custodial investors).
B. ☐ Check mailed to secondary address in 3B (only available for non-custodial investors).
C. ☐ Direct Deposit by ACH (only available for non-custodial investors). PLEASE ATTACH A PRE-VOIDED CHECK
D. ☐ Check mailed to Third party Financial Institution (complete section below)

If you ARE a resident of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont or Washington, you ARE NOT automatically enrolled in the Distribution Reinvestment Plan. Please initial here if you wish to enroll in the Distribution Reinvestment Plan. You will automatically receive cash distributions unless you elect to enroll in the Distribution Reinvestment Plan.

Initials

I authorize Nuveen Churchill Private Capital Income Fund or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify Nuveen Churchill Private Capital Income Fund in writing to cancel it. In the event that Nuveen Churchill Private Capital Income Fund deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name	Mailing Address / City	State	Zip Code

Your Bank’s ABA Routing Number	Your Bank Account Number

6.	Broker / Financial Advisor Information (Required Information. All fields must be completed.)
The Financial Advisor must sign below to complete the order. The Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated as the investor’s legal residence.

Broker		Financial Advisor Name
Advisor Mailing Address
City	State		Zip Code
Financial Advisor Number	Branch Number		Telephone #
E-mail Address		Fax Number
Operations Contact Name		Operations Contact Email Address
Please note that unless previously agreed to in writing by Nuveen Churchill Private Capital Income Fund, all sales of securities must be made through a Broker, including when an RIA has introduced the sale. In all cases, Section 6 must be completed.
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The undersigned confirm(s), which confirmation is made on behalf of the Broker with respect to sales of securities made through a Broker, that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares; (iv) have delivered or made available a current prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; (vi) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (vii) have advised such investor that the shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the prospectus. The undersigned Broker, Financial Advisor or Financial Representative listed in Section 6 further represents and certifies that, in connection with this subscription for shares, he/she has complied with and has followed all applicable policies and procedures of his or her firm relating to, and performed functions required by, federal and state securities laws, rules promulgated under the Securities Exchange Act of 1934, as amended, including, but not limited to Rule 151-1 (“Regulation Best Interest”) and FINRA rules and regulations including, but not limited to Know Your Customer, Suitability and PATRIOT Act (Anti Money Laundering, Customer Identification) as required by its relationship with the investor(s) identified on this document.
THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.
If you do not have another broker-dealer or other financial intermediary introducing you to Nuveen Churchill Private Capital Income Fund, then Nuveen Securities, LLC, the intermediary manager for this offering (“Nuveen Securities”), may be deemed to act as your broker of record in connection with any investment in Nuveen Churchill Private Capital Income Fund. Nuveen Securities is not a full-service broker-dealer and may not provide the kinds of financial services that you might expect from another financial intermediary, such as holding securities in an account. If Nuveen Securities is your broker-dealer of record, then your shares will be held in your name on the books of Nuveen Churchill Private Capital Income Fund. Nuveen Securities will not monitor your investments, and has not and will not make any recommendation regarding your investments. If you want to receive financial advice regarding a prospective investment in the shares, contact your broker-dealer or other financial intermediary.

X			X
	Financial Advisor Signature	Date		Branch Manager Signature (If required by Broker)	Date

7.	Electronic Delivery Form (Optional)
Instead of receiving paper copies of the prospectus, prospectus supplements, annual reports, proxy statements, and other stockholder communications and reports, you may elect to receive electronic delivery of stockholder communications from Nuveen Churchill Private Capital Income Fund. If you would like to consent to electronic delivery, including pursuant to email, please check the box below for this election.
We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) email stockholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available.
You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.
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By consenting to electronic access, you will be responsible for certain costs, such as your customary internet service provider charges, and may be required to download software in connection with access to these materials. You understand this electronic delivery program may be changed or discontinued and that the terms of this agreement may be amended at any time. You understand that there are possible risks associated with electronic delivery such as emails not transmitting, links failing to function properly and system failure of online service providers, and that there is no warranty or guarantee given concerning the transmissions of email, the availability of the website, or information on it, other than as required by law.

I consent to electronic delivery.
Initials
E-mail Address
If blank, the email provided in Section 4 or Section 3A will be used.

8.	Subscriber Signatures
Nuveen Churchill Private Capital Income Fund is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Nuveen Churchill Private Capital Income Fund may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.
Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. In order to induce Nuveen Churchill Private Capital Income Fund to accept this subscription, I hereby represent and warrant to you as follows:
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8.a. Please Note: All Items in this section 8.a. must be read and initialed

		Primary Investor Initials	Co-Investor Initials
(i)	I have received the prospectus (as amended or supplemented) for Nuveen Churchill Private Capital Income Fund at least five business days prior to the date hereof.
		Initials	Initials
(ii)	I have (A) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (B) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000.
		Initials	Initials
(iii)	In addition to the general suitability requirements described above, I meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the prospectus under “SUITABILITY STANDARDS.”
		Initials	Initials
(iv)	If I am an entity that was formed for the purpose of purchasing shares, each individual that owns an interest in such entity meets the general suitability requirements described above.
		Initials	Initials
(v)	I acknowledge that there is no public market for the shares, shares of this offering are not liquid and appropriate only as a long-term investment.
		Initials	Initials
(vi)	I acknowledge that the shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the prospectus.
		Initials	Initials
(vii)	I am purchasing the shares for my own account, or if I am purchasing shares on behalf of a trust or other entity of which I am a trustee or authorized agent, I have due authority to execute this subscription agreement and do hereby legally bind the trust or other entity of which I am trustee or authorized agent.

		Initials	Initials
(viii)	I acknowledge that Nuveen Churchill Private Capital Income Fund may enter into transactions with affiliates that involve conflicts of interest as described in the prospectus.
		Initials	Initials
(ix)	I acknowledge that subscriptions must be submitted at least five business days prior to first day of each month my investment will be executed as of the first day of the applicable month at the NAV per share as of the day preceding day. I acknowledge that I will not know the NAV per share at which my investment will be executed at the time I subscribe and the NAV per share will generally be made available at www.nc-pcap.com as of the last day of each month within 20 business days of the last day of each month.
		Initials	Initials

(x)	I acknowledge that my subscription request will not be accepted any earlier than two business days before the first calendar day of each month. I acknowledge that I am not committed to purchase shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent, through my financial intermediary or directly on Nuveen Churchill Private Capital Income Fund’s toll-free, automated telephone line, (833) 688-3368.
		Initials	Initials
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8.b. If you live in any of the following states, please complete Appendix A to Nuveen Churchill Private Capital Income Fund Subscription Agreement: Alabama, Idaho, Iowa, Kansas, Kentucky, Maine, Missouri, Nebraska, New Jersey, New Mexico, Ohio, Oregon, Tennessee, and Vermont
In the case of sales to fiduciary accounts, the minimum standards in Appendix A shall be met by the beneficiary, the fiduciary, account, or, by the donor or grantor, who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary.
If you do not have another broker-dealer or other financial intermediary introducing you to Nuveen Churchill Private Capital Income Fund, then Nuveen Securities may be deemed to be acting as your broker-dealer of record in connection with any investment in Nuveen Churchill Private Capital Income Fund. For important information in this respect, see Section 6 above. I declare that the information supplied in this Subscription Agreement is true and correct and may be relied upon by Nuveen Churchill Private Capital Income Fund. I acknowledge that the Broker / Financial Advisor (Broker / Financial Advisor of record) indicated in Section 6 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemption information. Investors may change the Broker / Financial Advisor of record at any time by contacting Nuveen Churchill Private Capital Income Fund Investor Relations at the number indicated below.
SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. investors):
Under penalties of perjury, I certify that:
(1)    The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
(2)    I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
(3)    I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and
(4)    The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.
Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.
The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

	/ /		/ /
Signature of Investor	Date	Signature of Co-Investor or Custodian (If applicable)	Date
(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY)

9.	Miscellaneous
If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of shares of Nuveen Churchill Private Capital Income Fund experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 8 above, they are asked to promptly notify Nuveen Churchill Private Capital Income Fund and the Broker in writing. The Broker may notify Nuveen Churchill Private Capital Income Fund if an investor participating in the Distribution Reinvestment Plan can no longer make the representations or warranties set forth in Section 8 above, and Nuveen Churchill Private Capital Income Fund may rely on such notification to terminate such investor’s participation in the Distribution Reinvestment Plan.
No sale of shares may be completed until at least five business days after you receive the final prospectus. To be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price at least five business prior to the first calendar day of the month (unless waived). You will receive a written confirmation of your purchase.
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All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the prospectus in its entirety for a complete explanation of an investment in the shares of Nuveen Churchill Private Capital Income Fund.
Return the completed Subscription Agreement to:

Regular Mail	Overnight Mail
Nuveen C/O DST Systems, Inc. PO Box 219307 Kansas City, MO 64121-9097	Nuveen C/O DST Systems, Inc. 430 W. 7th Street Suite 219307 Kansas City, MO 64105
Nuveen Churchill Private Capital Income Fund Investor Relations: (833) 688-3368

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Appendix A
For purposes of determining whether you satisfy the standards below, your net worth is calculated excluding the value of your home, home furnishings and automobiles, and, unless otherwise indicated, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.
Investors in the following states have the additional suitability standards as set forth below.

	Primary Investor Initials	Co-Investor Initials
If I am an Alabama resident, in addition to the suitability standards set forth above, an investment in Nuveen Churchill Private Capital Income Fund will only be sold to me if I have a liquid net worth of at least 10 times my investment in Nuveen Churchill Private Capital Income Fund and its affiliates.

	Initials	Initials
If I am an Idaho resident, I must (i) have either an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000 (net worth should be determined exclusive of home, auto and home furnishings); and (ii) limit my total investment in Nuveen Churchill Private Capital Income Fund to no more than 10% of such investor's liquid net worth.

	Initials	Initials
If I am an Iowa resident, I must (i) have either (a) a liquid net worth of $85,000 and an annual gross income of $85,000 or (b) a liquid net worth of $300,000; and (ii) limit their aggregate investment in this offering and in the securities of other non-traded business development companies to 10% of such investor's liquid net worth (liquid net worth should be determined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities).

	Initials	Initials
If I am a Kansas resident, I understand that it is recommended by the Office of the Securities Commissioner that I limit my total investment in Nuveen Churchill Private Capital Income Fund’s securities and other non-traded business development companies to not more than 10% of my liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

	Initials	Initials
If I am a Kentucky resident, in addition to the suitability standards set forth above, I may not invest more than 10% of my liquid net worth in Nuveen Churchill Private Capital Income Fund and its affiliates.

	Initials	Initials
If I am a Maine resident, I acknowledge that it is recommended by the Maine Office of Securities that my aggregate investment in this offering and other similar direct participation investments not exceed 10% of my liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

	Initials	Initials
If I am a Missouri resident, in addition to the suitability standards set forth above, I may not invest more than 10% of my liquid net worth in Nuveen Churchill Private Capital Income Fund.
	Initials	Initials
If I am a Nebraska resident, I must have (i) either (a) an annual gross income of at least $70,000 and a net worth of at least $70,000, or (b) a net worth of at least $250,000; and (ii) I must limit my aggregate investment in this offering and the securities of other business development companies to 10% of such investor’s net worth. Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing investment concentration limit.

	Initials	Initials

BGN-PCAP-0323P

If I am a New Jersey resident, I have either (a) a minimum liquid net worth of $100,000 and a minimum annual gross income of $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my total investment in Nuveen Churchill Private Capital Income Fund, its affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of my liquid net worth.

New Jersey investors are advised that the Class S shares will be subject to upfront selling commissions and/or dealer manager fees of up to 3.5% on NAV, and with respect to the D shares, an amount up to 1.5% cap on NAV. The Class S shares are subject to a distribution and shareholder servicing fee equal to up to 0.85% per annum of the aggregate NAV of the respective outstanding Class S, respectively, and with respect to the D shares, an amount equal to up to 0.25% per annum of the aggregate NAV of the outstanding Class D shares. These fees will reduce the amount of the purchase price that is available for investment and will cause the per share purchase price to be greater than the estimated value per share that will be reflected on my account statement (by broker dealers reporting a valuation calculated in accordance with NASD Rule 2340(c)(1)(A) relating to net investment valuation guidelines). These fees may also reduce the amount of distributions that are paid with respect to Class S and D shares.

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If I am a New Mexico resident, in addition to the general suitability standards listed above, I may not invest, and I may not accept from an investor more than ten percent (10%) of my liquid net worth in shares of Nuveen Churchill Private Capital Income Fund, its affiliates and in other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

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If I am an Ohio resident, it is unsuitable to invest more than 10% of my liquid net worth in the issuer, affiliates of the issuer, and in any other non-traded business development company. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus, total liabilities) comprised of cash, cash equivalents and readily marketable securities.

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If I am an Oregon resident, in addition to the suitability standards set forth above, I may not invest more than 10% of my liquid net worth. Liquid net worth is defined as net worth excluding the value of the investor’s home, home furnishings and automobile.

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If I am a Tennessee resident, I must have a liquid net worth of at least ten times my investment in Nuveen Churchill Private Capital Income Fund.
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If I am a Vermont resident and I am an accredited investor in Vermont, as defined in 17 C.F.R. § 230.501, I may invest freely in this offering. In addition to the suitability standards described above, if I am non-accredited Vermont investors, I may not purchase an amount in this offering that exceeds 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings or automobiles) minus total liabilities.

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BGN-PCAP-0323P

Appendix B
Instructions: All purchasers please complete this Appendix B in its entirety.
1.    Are you a “benefit plan investor” within the meaning of the Plan Asset Regulations1 or will you use the assets of a “benefit plan investor”2 to invest in Nuveen Churchill Private Capital Income Fund?
☐ Yes     ☐ No
2.    If Question (1) above is “yes” please indicate what percentage of the purchaser’s assets invested in Nuveen Churchill Private Capital Income Fund are considered to be the assets of “benefit plan investors” within the meaning of the Plan Asset Regulations:
%
3.    If you are investing the assets of an insurance company general account please indicate what percentage of the insurance company general account’s assets invested in Nuveen Churchill Private Capital Income Fund are the assets of “benefit plan investors” within the meaning of Section 401(c)(1)(A) of the Employee Retirement Income Security Act of 1974, as amended, or the regulations promulgated thereunder?
%
4.    Please indicate if you are “Controlling Person” defined as: (i) a person (including an entity), other than a “benefit plan investor” who has discretionary authority or control with respect to the assets of Nuveen Churchill Private Capital Income Fund, a person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any “affiliate” of such a person. An “affiliate” of a person includes any person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the person. For purposes of this definition, “control,” with respect to a person other than an individual, means the power to exercise a controlling influence over the management or policies of such person.
☐ Yes     ☐ No
1 “Plan Asset Regulations” means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA, as the same may be amended from time to time.
2 The term “benefit plan investor” includes, for e.g.: (i) an “employee benefit plan” as defined in section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA (such as employee welfare benefit plans (generally, plans that provide for health, medical or other welfare benefits) and employee pension benefit plans (generally, plans that provide for retirement or pension income)); (ii) “plans” described in section 4975(e)(1) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), that is subject to section 4975 of the Code (including, for e.g., an “individual retirement account”, an “individual retirement annuity”, a “Keogh” plan, a pension plan, an Archer MSA described in section 220(d) of the Code, a Coverdell education savings account described in section 530 of the Code and a health savings account described in section 223(d) of the Code) and (iii) an entity that is, or whose assets would be deemed to constitute the assets of, one or more “employee benefit plans” or “plans” (such as for e.g., a master trust or a plan assets fund) under ERISA or the Plan Asset Regulations.
BGN-PCAP-0323P